EXHIBIT 10.18

                        AMENDMENT III TO LEASE AGREEMENT
                               DATED MAY 18, 1998
                                 BY AND BETWEEN
                  PIAZZA TRADING & COMPANY, LTD., LANDLORD AND
                      BIOMARIN PHARMACEUTICAL, INC., TENANT
                              DATED OCTOBER 3, 2000


The following sections of the Lease Agreement by and between the Landlord and Tenant referenced herein above shall be amended as follows:

Section 2          Rentable Area of Premises:
                   the rentable area of the Tenant's Premises shall be increased from 13,368 rentable feet to 14,988 rentable square foot.
Section 2: Commencing upon execution of this Amendment III to Lease, Tenant hereby leases from Landlord Suite 200 located at 371 Bel Marin Keys Boulevard, Novato, California hereinafter the "Amended Premises".
Section 3:         Expiration Date:  May 31, 2004
Section 4:         Posession:
                   Tenant shall be granted Possession of the Premises from Landlord on November 1, 2000. Tenant hereby accepts the Premises in its "as-is" condition and repair including but not limited to building operation systems, such as HVAC, electrical, water, etc.
Section 5:         Rent Commencement:
                   Upon execution of this Amendment III to Lease, Tenant shall pay to Landlord the first months rent for the Amended Premises, Suite 200, in the amount of $3,645.00.
Section 5:         Monthly Base Rent:
                   The new monthly base rent payable by the Tenant as of November 1, 2000 shall be $26,863.00 for the Premises as defined in the lease by and between the parties herein dated May 18, 1998, Amendment II dated February 12, 1999 and this Amendment III. Upon execution of this Amendment III, Tenant shall deposit with Landlord an additional security deposit in the amount of $3,645.00 which increases the security deposit held by Landlord to $26,868.00.


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Section 6:         Tenant's Share of Expenses & Taxes:
                   47.94%
Section 7:         Parking:
                   Forty-one (41) unassigned and unreserved spaces.
Section 8:         Tenant shall have two (2), three (3) year options to
                   extend the lease for suites 200, 210, 230 and 250 pursuant to the terms and conditions of the Amendment II to Lease dated
                   February 12, 1999 and this Amendment III to Lease. The
                   monthly rent for each year of the option period(s), if
                   exercised, shall be under the same terms and conditions
                   herein herein and shall adjust as indicated herein below.
Addendum to        Section 2 of the Addendum to Lease dated May 18, 1998,
Lease:             "Rental Adjustment", the minimum rental increase shall be
                   4% per annum and the maximum increase shall remain at 6% per annum.


All other terms and conditions of the Lease Agreement and Amendment to Lease by and between the parties herein dated May 18, 1998 and Amendment II to Lease dated February 12, 1999 shall remain in full force and effect except as amended herein.

LANDLORD:  PIAZZA TRADING & COMPANY, LTD.




By:     /s/  Takeo Kohl
Its:    General Manager

Dated:_ October 25, 2000


TENANT:  BIOMARIN PHARMACEUTICAL, INC.



By:     /s/  R. W. Anderson
Its:    Vice President Finance

Dated:  October 25, 2000